BancFirst Corporation Reports Second Quarter Earnings

OKLAHOMA CITY, July 17, 2014 /PRNewswire/ -- BancFirst Corporation (NASDAQ GS: BANF) reported net income of $14.7 million, or $0.92 diluted earnings per share, for the second quarter of 2014, compared to net income of $12.6 million, or $0.82 diluted earnings per share, for the second quarter of 2013. Net income for the year to-date was $29.3 million, or $1.86 per share, compared to $26.0 million, or $1.68 per share, for the first half of 2013.

The Company's net interest income for the second quarter of 2014 was $45.5 million compared to $40.6 million for the second quarter of 2013. The net interest margin for the quarter remained relatively flat at 3.10% compared to 3.08% a year ago, as interest rates have remained at historically low levels. The provision for loan losses for the second quarter was $3.1 million compared to $516,000 a year ago. The higher provision for loan losses in the second quarter was due in part to an additional $2 million allowance for a single commercial loan that was adversely graded during the quarter. The Company reported net recoveries for the quarter of 0.01% of average loans, compared to net charge-offs of 0.01% for the same period the prior year. Noninterest income for the quarter totaled $23.6 million compared to $21.7 million for the second quarter of 2013. Noninterest expense was $45.9 million compared to $42.5 million a year ago. The effective income tax rate for the second quarter of 2014 decreased to 27% compared to 35% for the second quarter of 2013, primarily due to an investment in federal and state historic rehabilitation tax credits.

At June 30, 2014, the Company's total assets were $6.4 billion, up $329.7 million, or 5.5%, from $6.0 billion at December 31, 2013. Securities increased $42.8 million to a total of $570.4 million. Loans totaled $3.7 billion, up $278.8 million from December 31, 2013. Deposits totaled $5.7 billion, up $302.1 million. The Company's total stockholders' equity was $580.5 million, an increase of $23.5 million, or 4.2%, over December 31, 2013.

The Company's asset quality remained strong. Nonperforming and restructured assets were 0.72% of total assets, compared to 0.69% at December 31, 2013. The allowance to total loans was 1.18% compared to 1.15% at year end 2013.

As previously reported, on January 24, 2014, BancFirst, a wholly-owned subsidiary of BancFirst Corporation, assumed all of the deposits and purchased certain assets of The Bank of Union, El Reno, Oklahoma ("The Bank of Union") from the FDIC.

BancFirst Corporation is an Oklahoma based financial services holding company. The Company's principal subsidiary bank, BancFirst, is Oklahoma's largest state-chartered bank with 95 banking locations serving more than 52 communities across Oklahoma. More information can be found at www.bancfirst.com.

The Company may make forward-looking statements within the meaning of Section 27A of the securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 with respect to earnings, credit quality, corporate objectives, interest rates and other financial and business matters. Forward-looking statements include estimates and give management's current expectations or forecasts of future events. The Company cautions readers that these forward-looking statements are subject to numerous assumptions, risks and uncertainties, including economic conditions, the performance of financial markets and interest rates; legislative and regulatory actions and reforms; competition; as well as other factors, all of which change over time. Actual results may differ materially from forward-looking statements.

BancFirst Corporation
Summary Financial Information
(Dollars in thousands, except per share and share data - Unaudited)

	2014	2014	2013	2013	2013
	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr
Condensed Income Statements:
Net interest income	$ 45,489	$ 42,029	$ 41,921	$ 40,712	$ 40,630
Provision for loan losses	3,129	1,218	454	(12)	516
Non-interest income:
Trust revenue	2,315	2,151	2,029	2,122	2,015
Service charges on deposits	14,360	13,458	13,615	13,575	12,924
Securities transactions	85	450	79	90	129
Income from sales of loans	467	351	367	560	691
Insurance commissions	3,262	3,966	3,112	3,892	3,045
Cash management	1,703	1,585	1,581	1,620	1,626
Other	1,419	1,601	1,452	1,793	1,303
Total noninterest income	23,611	23,562	22,235	23,652	21,733

Non-interest expense:
Salaries and employee benefits	27,478	25,938	25,777	26,094	25,085
Occupancy and fixed assets expense, net	2,784	2,789	2,786	2,768	2,501
Depreciation	2,375	2,349	2,439	2,307	2,358
Amortization of intangible assets	458	408	374	424	424
Data processing services	1,185	1,170	1,198	1,173	1,229
Net expense from other real estate owned	(406)	550	(436)	105	643
Marketing and business promotion	1,661	1,716	2,021	1,668	1,456
Deposit insurance	873	773	768	750	742
Other	9,449	8,143	8,927	8,032	8,017
Total noninterest expense	45,857	43,836	43,854	43,321	42,455
Income before income taxes	20,114	20,537	19,848	21,055	19,392
Income tax expense	5,426	5,880	5,987	6,564	6,799
Net income	$ 14,688	$ 14,657	$ 13,861	$ 14,491	$ 12,593
Per Common Share Data:
Net income-basic	$ 0.94	$ 0.96	$ 0.91	$ 0.94	$ 0.83
Net income-diluted	0.92	0.94	0.88	0.93	0.82
Cash dividends declared	0.31	0.31	0.31	0.31	0.29
Common shares outstanding	15,398,603	15,363,728	15,333,622	15,298,035	15,255,864
Average common shares outstanding -
Basic	15,468,511	15,342,486	15,315,951	15,287,535	15,232,129
Diluted	15,832,180	15,660,921	15,640,433	15,594,881	15,479,749
Performance Ratios:
Return on average assets	0.92%	0.96%	0.91%	0.99%	0.88%
Return on average equity	10.20	10.51	9.93	10.62	9.48
Net interest margin	3.10	2.98	3.00	3.01	3.08
Efficiency ratio	66.36	66.83	68.35	67.31	68.08

BancFirst Corporation
Summary Financial Information
(Dollars in thousands, except per share and share data - Unaudited)

	Six months ended June 30,
	2014	2013
Condensed Income Statements:
Net interest income	$ 87,518	$ 80,886
Provision for loan losses	4,347	816
Non-interest income:
Trust revenue	4,466	3,921
Service charges on deposits	27,818	25,260
Securities transactions	535	251
Income from sales of loans	818	1,379
Insurance commissions	7,228	7,090
Cash management	3,288	3,049
Other	3,020	3,318
Total noninterest income	47,173	44,268

Non-interest expense:
Salaries and employee benefits	53,416	50,294
Occupancy and fixed assets expense, net	5,573	5,081
Depreciation	4,724	4,666
Amortization of intangible assets	866	867
Data processing services	2,355	2,414
Net expense from other real estate owned	144	765
Marketing and business promotion	3,377	2,963
Deposit insurance	1,646	1,485
Other	17,592	15,864
Total noninterest expense	89,693	84,399
Income before income taxes	40,651	39,939
Income tax expense	11,306	13,974
Net income	$ 29,345	$ 25,965
Per Common Share Data:
Net income-basic	$ 1.90	$ 1.70
Net income-diluted	1.86	1.68
Cash dividends declared	0.62	0.58
Common shares outstanding	15,398,603	15,255,864
Average common shares outstanding -
Basic	15,405,847	15,235,397
Diluted	15,759,789	15,481,870
Performance Ratios:
Return on average assets	0.94%	0.91%
Return on average stockholders' equity	10.35	9.89
Net interest margin	3.04	3.08
Efficiency ratio	66.59	67.44

BancFirst Corporation
Summary Financial Information
(Dollars in thousands, except per share data - Unaudited)

	2014	2014	2013	2013	2013
	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr
Balance Sheet Data:

Total assets	$ 6,368,633	$ 6,375,041	$ 6,038,974	$ 5,926,730	$ 5,749,666
Interest-bearing deposits with banks	1,622,810	1,737,559	1,660,988	1,622,619	1,528,505
Securities	570,429	587,018	527,627	474,640	520,424
Total loans	3,665,908	3,542,270	3,387,146	3,358,938	3,245,084
Allowance for loan losses	(43,297)	(39,924)	(39,034)	(38,859)	(38,982)
Deposits	5,721,593	5,737,850	5,419,519	5,309,464	5,150,411
Stockholders' equity	580,505	568,112	556,997	545,973	534,961
Book value per common share	37.70	36.98	36.33	35.69	35.07
Tangible book value per common share	34.03	33.29	32.75	32.08	31.42
Balance Sheet Ratios:
Average loans to deposits	62.65%	62.46%	62.48%	63.13%	62.89%
Average earning assets to total assets	92.68	92.46	92.63	92.51	92.65
Average stockholders' equity to average assets	9.04	9.10	9.21	9.29	9.28
Asset Quality Data:
Past due loans	$ 1,789	$ 910	$ 1,179	$ 1,266	$ 850
Nonaccrual loans	17,268	17,753	14,390	15,094	18,946
Restructured loans	20,615	17,468	17,624	18,028	17,903
Total nonperforming and restructured loans	39,672	36,131	33,193	34,388	37,699
Other real estate owned and repossessed assets	6,406	7,590	8,386	8,428	8,503
Total nonperforming and restructured assets	46,078	43,721	41,579	42,816	46,202
Nonperforming and restructured loans to total loans	1.08%	1.02%	0.98%	1.02%	1.16%
Nonperforming and restructured assets to total assets	0.72	0.69	0.69	0.72	0.80
Allowance to total loans	1.18	1.13	1.15	1.16	1.20
Allowance to nonperforming and restructured loans	109.14	110.50	117.60	113.00	103.40
Net charge-offs to average loans	(0.01)	0.01	0.01	0.00	0.01

BancFirst Corporation
Consolidated Average Balance Sheets
And Interest Margin Analysis
Taxable Equivalent Basis
(Dollars in thousands - Unaudited)

	Three Months Ended			Six Months Ended
	June 30, 2014			June 30, 2014
		Interest	Average		Interest	Average
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate
ASSETS
Earning assets:
Loans	$ 3,602,491	$ 45,929	5.11%	$ 3,542,572	$ 88,643	5.05%
Securities – taxable	530,482	1,502	1.14	507,817	2,807	1.11
Securities – tax exempt	40,870	421	4.13	41,037	851	4.18
Interest bearing deposits with banks	1,748,422	1,096	0.25	1,744,071	2,191	0.25
Total earning assets	5,922,265	48,948	3.32	5,835,497	94,492	3.27

Nonearning assets:
Cash and due from banks	184,984			192,538
Interest receivable and other assets	323,312			315,690
Allowance for loan losses	(40,567)			(39,916)
Total nonearning assets	467,729			468,312
Total assets	$ 6,389,994			$ 6,303,809

LIABILITIES AND
STOCKHOLDERS' EQUITY
Interest bearing liabilities:
Transaction deposits	$ 810,729	$ 208	0.10%	$ 785,675	$ 06	0.10%
Savings deposits	1,975,496	1,113	0.23	1,966,302	2,216	0.23
Time deposits	804,779	1,412	0.70	802,927	2,900	0.73
Short-term borrowings	10,270	5	0.20	7,892	7	0.18
Long-term borrowings	1,308	7	2.22	3,297	25	1.53
Junior subordinated debentures	26,804	492	7.37	26,804	983	7.39
Total interest bearing liabilities	3,629,386	3,237	0.36	3,592,897	6,537	0.37

Interest free funds:
Noninterest bearing deposits	2,159,268			2,123,644
Interest payable and other liabilities	23,769			15,635
Stockholders' equity	577,571			571,633
Total interest free funds	2,760,608			2,710,912
Total liabilities and stockholders' equity	$ 6,389,994			$ 6,303,809
Net interest income		$ 45,711			$ 87,955
Net interest spread			2.96%			2.90%
Effect of interest free funds			0.14%			0.14%
Net interest margin			3.10%			3.04%

CONTACT: Randy Foraker, Interim Chief Financial Officer (405) 270-1044 or David Rainbolt, Chief Executive Officer, BancFirst Corporation at (405) 270-1002.